UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2024

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent, Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 Other Events

The board of directors of Summit Networks. Inc. (“the Company”) has announced its approval of a digital transformation project. In cooperation with its wholly owned subsidiary, SUMNET Networks, Inc., a Canadian corporation, the Company plans to implement a comprehensive digital transformation strategy. This initiative is designed to improve operational efficiency, strengthen market positioning, and insure regulatory compliance.

The first phase of the project will be the integration of legal, financial and operational documents into a secured digital repository. The categories in this repository include financial statements, SEC filings and regulatory reports. A third category will be contracts, board resolutions and operational policies.

As part of this initiative the Company will implement processes to automate workflows for board approvals, financial reporting and internal communications.

The Company plans to establish a cloud based site where it will share real time data access that will allow of multi-location collaboration. The cost of the project is expected to be $50,000, with the Company bearing 60% total of that total cost and the subsidiary bearing 40% of the total cost. The purpose of this project is to position the Company as a leader in adopting modern technologies, to ensure adherence to government regulations, to streamline reporting of financial data and to improve operational efficiency.

The project commenced on December 1, 2024 and is expected to be completed by December 30, 2024.

ITEM 9.01 Financial Statements and Exhibits.

None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks, Inc.

Dated: December 11, 2024	By:	/s/ Chao Long Huang
Chao Long Huang, CEO